EXHIBIT 23(i)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-49629, 333-48382, 333-100853, and 33-56435),
Form S-4 (Nos. 33-57709 and 333-90975) and Form S-8 (Nos. 2-87473, 33-34139,
33-38708, 33-44053, 33-56979, 33-49631, 33-53713, 33-55771, 33-02061, 333-36371,
333-50899, 333-76839, 333-39606, 333-39610, 333-59660, 333-59654 and 333-90975)
of Pfizer Inc. of our report dated March 3, 2003 relating to the financial statements of Pharmacia Corporation which appears in Pharmacia Corporation's annual report on Form 10-K for the year ended December 31, 2002.



PricewaterhouseCoopers LLP


Florham Park, New Jersey
April 16, 2003